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                                                                     Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of Northern Border Intermediate Limited Partnership (the "Certificate of Limited Partnership") pursuant to Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

    1. The name of the limited partnership is: Northern Border Intermediate Limited Partnership.

    2. Paragraph 1 of the Certificate of Limited Partnership is hereby deleted in its entirety and replaced with the following:

            "1. The name of the limited partnership is: ONEOK Partners
                Intermediate Limited Partnership."

    3. Paragraph 3 of the Certificate of Limited Partnership is hereby deleted in its entirety and replaced with the following:

            "3. The name and mailing address of each general partner is as follows:

                  Name                                Mailing Address
                  ----                                ---------------

                  ONEOK Partners GP, L.L.C.           100 West Fifth Street
                                                      Tulsa, Oklahoma 74103"



                  [Remainder of Page Intentionally Left Blank]
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This Certificate of Amendment is executed as of the 17th day of May, 2006.


                                       ONEOK Partners GP, L.L.C., sole
                                       general partner

                                       By:   /s/ David Kyle
                                          ------------------------------
                                       David Kyle, Chairman and
                                       Chief Executive Officer